Mandalay Digital Group, Inc., Adds Chris Rogers to Board of Directors

Co-Founder of Nextel Communications, Inc. Brings Vast Mobile Experience and Expertise

Los Angeles, CA, May 9, 2012 – Mandalay Digital Group, Inc. (OTC BB: MNDLE.OB) today announced that Chris Rogers, Co-Founder of Nextel Communications, Inc. (now Sprint Nextel Corporation) and several of its predecessor companies has joined the Mandalay Digital Board of Directors.

Most recently, Rogers had served as Senior Vice President, Corporate Development and Spectrum, of Sprint Nextel Corporation where he evaluated and executed strategic initiatives, including mergers, acquisitions, divestitures, equity investments and joint ventures within the mobile communication and e-commerce sectors. He also was responsible for management and oversight of wireless spectrum licenses and Sprint Nextel’s investment portfolio of emerging technology start-ups.

Prior to its merger with Sprint in 2005, Rogers was Co-Founder and Senior Vice President of Nextel Communications, Inc. as well as Co-Founder of FleetCall Communications, the predecessor to Nextel Communications, and Founder and Chairman of Dispatch Communications, Inc., which was sold to Fleet Call/Nextel in 1993. Rogers holds a JD in Communications Law and has served as a Director on multiple public and private company Boards and as a Director for several Washington DC-based philanthropic organizations.

“I am very excited to join the Mandalay Digital Group Board of Directors at this stage of the company’s growth and development” commented Mr. Rogers. “With recent financings completed, an executive leadership fully in place, and evolving carrier relationships, I believe I can leverage my depth of experience and my own relationships in the mobile industry to help Mandalay Digital continue to rapidly expand and grow.”

“The addition of Chris to the Mandalay Digital Board of Directors brings a new scale of operational experience and industry expertise to the company,” commented Peter Guber, Chairman of Mandalay Digital Group. “Chris has almost 30 years of experience in the mobile industry as a Founder, as an advisor, and as an operator. His background provides our Board and our company the perfect complement to my own roots in content and story telling. We eagerly await Chris’s input as we continue our work with our carrier partners to better monetize their mobile content catalogs and third-party content offerings.”

About Mandalay Digital Group
Mandalay Digital Group is at the convergence of internet media content and mobile communications. It delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the responsible distribution of mobile entertainment. Mandalay Digital is headquartered in Los Angeles and has offices in Europe and Latin America to support global sales and marketing. For additional information, visit www.mandalaydigital.com.

Forward Looking Statement

Statements in this news release concerning future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to levels of orders, ability to record revenues, release schedules, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Contacts

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